UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 18, 2008 (March 12, 2008)
Retail Ventures, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

3241 Westerville Road, Columbus, Ohio	43224

(Address of principal executive offices)	(Zip Code)
(614) 471-4722

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     During a meeting held on March 12, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Retail Ventures, Inc. (the “Company”) approved discretionary bonuses to certain of the Company’s executive officers in recognition of significant efforts and services rendered to the Company by such individuals during the fiscal year ended February 2, 2008 relating to, among other things, the analysis of various strategic alternatives with respect to the Company’s Value City Department Stores operations and the ultimate disposition of the Value City Department Stores segment in January 2008. The discretionary bonuses awarded by the Committee were as follows: (1) James A. McGrady, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company — $150,000; (2) Julia A. Davis, Executive Vice President and General Counsel of the Company — $150,000; (3) Steven E. Miller, Senior Vice President and Controller of the Company — $100,000; and (4) Jed L. Norden, Executive Vice President and Chief Administrative Officer of the Company — $70,000.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL VENTURES, INC.
Date: March 18, 2008	By:	/s/ James A. McGrady
James A. McGrady
Executive Vice President, Chief Financial Officer, Treasurer and Secretary